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                                                                     EXHIBIT 5.1


                              MAYER, BROWN & PLATT

                        Bank of America Corporate Center

                       100 North Tryon Street, Suite 2400

                        Charlotte, North Carolina 28202

                                                                  Main Telephone
                                                                   704-377-3788
                                                                     Main Fax
                                                                   704-377-2033



                                  June 1, 1999


CT Communications, Inc.
68 Cabarrus Avenue, East
Concord, North Carolina 28025

         Re:      CT Communications, Inc.
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to CT Communications, Inc., a North Carolina corporation (the "Company"), in connection with the registration by the Company of up to 1,265,000 shares of its common stock (the "Shares") pursuant to a Registration Statement on Form S-3 (the "Registration Statement") that is being filed with the Securities and Exchange Commission on the date hereof under the Securities Act of 1933, as amended. In this connection, we have examined such corporate and other records, instruments and documents as we have considered necessary to enable us to express this opinion. This opinion letter is Exhibit
5.1 to the Registration Statement.

         Based on the foregoing, it is our opinion that the Shares are validly issued, fully paid and non-assessable.

         This opinion is rendered to you and for your benefit solely in connection with the registration of the Shares. This opinion may not be relied upon by you for any other purpose and may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation or entity for any purpose whatsoever without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Registration Statement.

                                                     Sincerely yours,

                                                     /s/ Mayer, Brown & Platt

                                                     Mayer, Brown & Platt